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                                                                EXHIBIT 99(a)(4)
                          OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                 (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                SERIES B JUNIOR PARTICIPATING PREFERRED STOCK)

                                      OF

                          A.P. GREEN INDUSTRIES, INC.

                                      AT

                             $22.00 NET PER SHARE

                                      BY

                             BGN ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, APRIL 2, 1998, UNLESS THE OFFER IS EXTENDED.


                                                                  March 6, 1998

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase, dated March 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by BGN Acquisition Corp., a Delaware corporation (the "Merger Sub") and a wholly owned subsidiary of Global Industrial Technologies, Inc., a Delaware corporation ("Purchaser"), to purchase for cash, all of the outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), including the associated rights to purchase Series B Junior Participating Preferred Stock (the "Rights"), of A.P. Green Industries, Inc., a Delaware corporation (the "Company") (the Common Stock and the Rights together are referred to herein as the "Shares"), on the terms and subject to the conditions set forth in the Offer (together with, if the Offer is extended or amended, the terms of such extension or amendment). Also enclosed is the letter to stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The Offer price is $22.00 per Share, net to the Seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Shares.

    3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED BELOW) ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER AGREEMENT (AS DEFINED BELOW) AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER
  THEIR SHARES PURSUANT TO THE OFFER.
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    4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding Shares on a fully diluted basis. The Offer is also subject to certain other conditions described in Section 13 of the Offer to Purchase.

    5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 2, 1998, UNLESS THE OFFER IS EXTENDED BY THE MERGER SUB (THE "EXPIRATION DATE").

    6. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 3, 1998 (the "Merger Agreement"), among the Company, Purchaser and the Merger Sub, pursuant to which, after the completion of the Offer, the Merger Sub will be merged with and into the Company (the "Merger") and each issued and outstanding Share (other than Shares owned by Purchaser, the Merger Sub or any other subsidiary of Purchaser or Shares that are held by stockholders exercising appraisal rights pursuant to
  Section 262 of the Delaware General Corporation Law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to $22.00. As a result of the Merger, the Company will become a wholly owned subsidiary of Purchaser. The Merger Agreement is more fully described in Section 11 of the Offer to Purchase.

    7. Any stock transfer taxes applicable to a sale of Shares to the Merger Sub will be borne by the Merger Sub, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

  If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

  Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by Harris Trust and Savings Bank (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

  The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Merger Sub by Wasserstein Perella & Co., Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

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                       INSTRUCTIONS WITH RESPECT TO THE

                          OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES B JUNIOR PARTICIPATING
                               PREFERRED STOCK)

                                      OF

                          A.P. GREEN INDUSTRIES, INC.

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Common Stock, par value $1.00 per share (the "Common Stock"), including the associated rights to purchase Series B Junior Participating Preferred Stock (the "Rights"), of A.P. Green Industries, Inc., a Delaware corporation. The Common Stock and the Rights together are referred to herein as the "Shares."

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*                      SIGN HERE


_______________________________ Shares   --------------------------------------


Daytime Area Code                        --------------------------------------
and Telephone No. ____________________                SIGNATURE(S)


Taxpayer Identification                  --------------------------------------
No. or Social Security No. ___________

                                         --------------------------------------
Dated: _________________________, 1997         (PLEASE PRINT NAME(S) AND
                                                      ADDRESS(ES))


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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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